As filed with the Securities and Exchange Commission on November 3, 1999.

					     Registration No. 333-
								   ---------


		      SECURITIES AND EXCHANGE COMMISSION
			    Washington, D.C.  20549


				    FORM S-3

			    --------------------------

			      REGISTRATION STATEMENT
				       Under
			    THE SECURITIES ACT OF 1933

			    --------------------------

			    OHIO CASUALTY CORPORATION
	      (Exact name of registrant as specified in its charter)



		Ohio                                      31-0783294
    (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                    Identification No.)


			      136 North Third Street
			      Hamilton, Ohio  45025
				 (513) 867-3000
		 (Address, including zip code, and telephone number,
		   including area code, of registrant's principal
			       executive offices)


				Barry S. Porter
		      Chief Financial Officer and Treasurer
			    Ohio Casualty Corporation
			     136 North Third Street
			      Hamilton, Ohio  45025
				 (513) 867-3000
	     (Name, address, including zip code, and telephone number,
		      including area code, of agent for service)

				   Copy to:
			  Roger E. Lautzenhiser, Esq.
		       Vorys, Sater, Seymour and Pease LLP
			       52 East Gay Street
			      Columbus, Ohio  43215
				  (614) 464-6291

	Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

	If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:
	       -------

	If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with
dividend or interest reinvestment plans, check the following box:     X
								   -------

	If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
								    -------

	If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
					       -------

	If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:
					   ------


			   CALCULATION OF REGISTRATION FEE


Title of each class                       Proposed maximum      Proposed maximum      Amount of
of securities to be     Amount to be          offering         aggregate offering    registration
    registered           registered      price per unit (1)        price (1)            fee (2)
-------------------     ------------     ------------------    ------------------    ------------
Common shares,
$0.125 par value,
and related Common
Share Purchase
Rights(2)              6,000,000 Shares       $16.6875           $100,125,000         $27,834.75

===================    ================  ==================   ===================   ================

(1) Pursuant to Rule 457(c), the proposed maximum offering price per unit is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and low sale prices of the Common Shares on the Nasdaq National Market on November 1, 1999.

(2) The Common Share Purchase Rights will be attached to and trade with the Common Shares being registered hereby. Currently each outstanding Common Share is associated with one-half of one Common Share Purchase Right. The value attributable to the Common Share Purchase Rights is reflected in the value attributable to the Common Shares.

	THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

	       SUBJECT TO COMPLETION, DATED NOVEMBER 3, 1999

			  OHIO CASUALTY CORPORATION

				  6,000,000
				Common Shares


	On December 1, 1998, Great American Insurance Company, an Ohio corporation ("Great American"), acquired from Ohio Casualty Corporation ("Ohio Casualty") a warrant entitling Great American to purchase 6,000,000 common shares of Ohio Casualty (as adjusted for a 2-for-1 share split in July 1999). This prospectus refers to the offer and sale by the Selling Shareholder of a total of 6,000,000 common shares of Ohio Casualty, which shares may be purchased upon exercise of the warrant. The term "Selling Shareholder" refers to Great American and certain other persons referred to under "Plan of Distribution".

	Ohio Casualty's common shares are listed on the Nasdaq National Market under the symbol "OCAS". On November 1, 1999, the closing sales price of the common shares on the Nasdaq National Market was $16.6875.

	The Selling Shareholder will sell its common shares at prevailing market prices. Ohio Casualty will not receive any of the proceeds from the sale of the common shares by the Selling Shareholder.

	Ohio Casualty's principal executive offices are located at 136 North Third Street, Hamilton, Ohio 45025, and its telephone number is (513) 867-3000.


			 ------------------------------



	THE REGISTRATION STATEMENT THAT CONTAINS THIS PROSPECTUS (INCLUDING THE EXHIBITS TO THE REGISTRATION STATEMENT) CONTAINS ADDITIONAL INFORMATION ABOUT OHIO CASUALTY AND THE SECURITIES OFFERED UNDER THIS PROSPECTUS. YOU CAN READ THE REGISTRATION STATEMENT AT THE SECURITIES AND EXCHANGE COMMISSION WEB SITE OR AT THE SECURITIES AND EXCHANGE COMMISSION OFFICES, AS DESCRIBED UNDER THE HEADING IN THIS PROSPECTUS "WHERE YOU CAN FIND MORE INFORMATION".

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
	COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR
	   PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.
	       ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
				  OFFENSE.


			------------------------------


					, 1999
			      ----------


	The following legend shall run sideways down the front cover of the prospectus: THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

		    WHERE YOU CAN FIND MORE INFORMATION

	We file annual, quarterly and current reports, proxy statements, and other documents with the Securities and Exchange Commission ("SEC"). You may read and copy any document we file with the SEC at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549. You should call 1-800-SEC-0330 for more information on the operation of the public reference room. The SEC maintains an Internet site at http://www.sec.gov where reports, proxy and information statements, and other information regarding issuers (including Ohio Casualty) may be found. You can also obtain copies of some of our periodic reports and proxy statements from our Internet site at http://www.ocas.com.

	This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding Ohio Casualty and its common shares, including certain exhibits. You can get a copy of the registration statement from the SEC at the address listed above or from its Internet site.

		   INCORPORATION OF DOCUMENTS BY REFERENCE

	The SEC allows us to "incorporate" into this prospectus information we file with it in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering of these common shares:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 0-5544);

     (b) Quarterly Reports on Form 10-Q for the three-month period ended March 31, 1999, and the three-month period ended June 30, 1999 (File No. 0-5544);

     (c) Current Report on Form 8-K, filed on December 15, 1998 (File No. 0-5544) which includes a description of the common shares of Ohio Casualty;

     (d) Current Report on Form 8-K/A, filed on February 16, 1999 (File No. 0-5544);

     (e) Current Report on Form 8-K/A (Amendment No. 2), filed on March 26, 1999 (File No. 0-5544);

     (f) Current Report on Form 8-K, filed on February 16, 1999 (File No.
	 0-5544);

     (g) Current Report on Form 8-K/A, filed on March 26, 1999 (File No.
	 0-5544);

     (h) Current Report on Form 8-K, filed on July 2, 1999 (File No. 0-5544);

     (i) Current Report on Form 8-K, filed on July 14, 1999 (File No. 0-5544);
	 and

     (j) The description of Ohio Casualty's common share purchase rights set forth in its Current Report on Form 8-A/A (Amendment No. 4), filed with the SEC on July 2, 1999.

	We will provide without charge to each person, including any beneficial owner of common shares of Ohio Casualty, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been incorporated by reference in this prospectus (not including exhibits to those documents unless the exhibits are specifically incorporated by reference therein). Requests should be directed to Ohio Casualty Corporation, 136 North Third Street, Hamilton, Ohio 45025, Attention:
Barry S. Porter, Chief Financial Officer and Treasurer; telephone number
(513) 867-3000.

	You should rely only on the information contained in or incorporated by reference in this document. We have not authorized anyone to provide you with information that is different. The common shares are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.


				 OHIO CASUALTY

	Ohio Casualty is a holding company which engages in the business of property and casualty insurance and insurance premium financing through the Ohio Casualty Group of insurance subsidiaries. The Ohio Casualty Group provides a wide range of commercial and personal property and casualty insurance products to businesses, government units, associations and individuals. The Ohio Casualty Group consists of the following four principal insurance subsidiaries: The Ohio Casualty Insurance Company, West American Insurance Company, Ohio Security Insurance Company and American Fire &
Casualty Company. The Ohio Casualty Group transacts business in over 40 states. The commercial lines business of the Ohio Casualty Group, which accounted for 45.9% of net written premiums in 1998, includes workers' compensation; general liability; commercial multi-peril; commercial automobile; property, including fire and allied lines, fidelity and surety and several specialty lines. The personal lines business of the Ohio Casualty Group, which accounted for the remaining 54.1% of net written premiums in 1998, includes primarily personal automobile and homeowner's insurance sold to individuals.


			     SELLING SHAREHOLDER

	On December 1, 1998, Ohio Casualty entered into a warrant agreement with Great American, pursuant to which Great American acquired a warrant entitling it to purchase 6,000,000 common shares of Ohio Casualty (as adjusted for a 2-for-1 share split) at a price of $22.505 per share (as adjusted for the 2-for-1 share split), for an aggregate purchase price of $135,030,000.
The warrant is exercisable commencing on December 1, 1999 and ending at 5:00 p.m., New York time, on November 30, 2003.

	Ohio Casualty and Great American entered into the warrant agreement in connection with the acquisition by The Ohio Casualty Insurance Company, a subsidiary of Ohio Casualty, in December, 1998 of substantially all of the assets of the commercial lines division of Great American and various affiliates of Great American (together, the "Great American Companies"). Under an asset purchase agreement with the Great American Companies, The Ohio Casualty Insurance Company assumed certain commercial lines insurance liabilities of the Great American Companies and acquired investments and other assets related to the Great American Companies' commercial lines insurance business. This transaction resulted in an assumption by The Ohio Casualty Insurance Company of a net statutory-basis liability of approximately $300 million plus Ohio Casualty's issuance of the warrant to Great American. In addition, if the annualized production from the transferred insurance agents at the end of eighteen months following the transaction equals or exceeds the production from such agents during the twelve months prior to the transaction, The Ohio Casualty Insurance Company will pay to Great American an additional $40 million in cash.

	In the asset purchase agreement, the Great American Companies agreed that, without the prior written consent of Ohio Casualty and for a period of five years from December 1, 1998, they will not, and will not permit any of their respective affiliates or associates, directly or indirectly, to purchase or otherwise acquire beneficial ownership of any voting shares of Ohio
Casualty if such acquisition would result in the Great American Companies, together with their respective affiliates and associates, owning shares of Ohio Casualty representing more than 9.9% of the total voting power entitled to be exercised by Ohio Casualty's shareholders (excluding voting shares of Ohio Casualty acquired indirectly by one of the Great American Companies through an acquisition of, or investment in, an entity which owns shares of Ohio Casualty provided that all such indirectly acquired shares do not represent more than 5% of the voting power entitled to be exercised by Ohio Casualty's shareholders and the Great American Companies cause the divestiture of such additional shares within a period of twelve months). The Great American Companies also agreed during such period not to participate in any solicitation of proxies with respect to Ohio Casualty shares, seek to control or influence the management of Ohio Casualty or the voting of Ohio Casualty's shares, participate in any tender or exchange offer for Ohio Casualty shares or take similar kinds of actions with respect to Ohio Casualty.

	The following table sets forth the total number of common shares of Ohio Casualty Great American would own assuming exercise in full of the warrant on the date of this prospectus. Because Great American may offer all or a portion of the common shares pursuant to the offering contemplated by this prospectus, we can provide no estimate as to the exact number of common shares Great American will hold after completion of this offering. Great American has not had any material relationship with Ohio Casualty (other than as described above or in connection with Ohio Casualty's acquisition of Great American's commercial lines insurance division) within the past three years. The share ownership information (other than the percentage of outstanding common shares) has been provided by Great American.

			 Number
		       of Shares         Percent of          Number of Shares
Name of Selling       Beneficially       Outstanding          Registered for
 Shareholder             Owned            Shares(1)             Sale Hereby
---------------       ------------       -----------         ----------------
Great American
  Insurance Company    6,000,000(2)           9.1%               6,000,000

--------------------

(1) Based on total common shares outstanding as of September 30, 1999, plus the 6,000,000 common shares subject to the warrant.

(2) The number of common shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.


			    PLAN OF DISTRIBUTION

	We are registering the common shares covered by this prospectus for the Selling Shareholder. As used in this prospectus, unless the context otherwise requires, "Selling Shareholder" includes the pledgees, donees, transferees or others who may later hold the warrant or the common shares issuable upon exercise of the warrant. We will pay the costs and fees of registering the common shares covered by this prospectus, but the Selling Shareholder will pay any brokerage commissions, discounts or other expenses relating to the sale of such common shares.

	The Selling Shareholder may sell the common shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. In addition, the Selling Shareholder may sell some or all of its common shares covered by this prospectus through:

     - a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

     - purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

     - ordinary brokerage transactions and transactions in which a broker solicits purchasers.

	When selling the common shares, the Selling Shareholder may enter into hedging transactions so long as such transactions do not violate the terms of the warrant agreement. For example, the Selling Shareholder may:

     - enter into transactions involving short sales of the common shares by broker-dealers;

     - sell common shares short itself and redeliver such shares to close out short positions;

     - enter into option or other types of transactions that require the Selling Shareholder to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

     - loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

	The Selling Shareholder may negotiate and pay broker-dealers commissions, discounts or concessions for their services, provided that no such commissions, discounts or concessions are paid by Ohio Casualty.
Broker-dealers engaged by the Selling Shareholder may allow other broker-dealers to participate in resales. However, the Selling Shareholder and any broker-dealers involved in the sale or resale of the common shares may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act of 1933 (the "1933 Act"). In addition, the broker-dealers' commissions, discounts or concessions may qualify as underwriters' compensation under the 1933 Act. If the Selling Shareholder qualifies as an "underwriter," the Selling Shareholder will be subject to the prospectus delivery requirements of Section 5(b)(2) of the 1933 Act.

	In addition to selling its common shares under this prospectus, the Selling Shareholder may, so long as such actions are in accordance with the terms of the warrant agreement:

     - agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the common shares including liabilities arising under the 1933 Act;

     - transfer common shares in other ways not involving market makers or established trading markets, including directly by distribution or other transfer; or

     - sell common shares under Rule 144 of the 1933 Act rather than under this prospectus, if the transaction meets the requirements of Rule 144.

	In the warrant agreement, Ohio Casualty has agreed to indemnify the Selling Shareholder, and the Selling Shareholder has agreed to indemnify Ohio Casualty, against certain liabilities arising under the 1933 Act. The Selling Shareholder may indemnify any agent, dealer or broker-dealer that participates in sales of the common shares against similar liabilities.


			      USE OF PROCEEDS

	Ohio Casualty will not receive any proceeds from the sale of common shares by the Selling Shareholder.


      DESCRIPTION OF CAPITAL STOCK AND COMMON SHARE PURCHASE RIGHTS

	Ohio Casualty's authorized capital stock consists of 150,000,000 common shares, par value $0.125 per share, and 2,000,000 preferred shares, without par value. As of September 30, 1999, Ohio Casualty had 60,083,484 common shares outstanding and no preferred shares outstanding. Ohio Casualty's common shares are listed on the Nasdaq National Market under the symbol "OCAS."

	Each outstanding common share includes, and each common share offered hereby will include, one-half of one common share purchase right (each, a "Right" and collectively, the "Rights") provided under an Amended and Restated Rights Agreement, dated as of February 19, 1998, between Ohio Casualty and First Chicago Trust Company of New York, as Rights Agent. Each whole Right, when exercisable, entitles the holder, until the earlier of December 15, 2009, or the redemption of the Rights, to buy one common share at a price of $125 per share (as may be adjusted to reflect share splits and similar events).

	In the event that any person, without the prior approval of the Board of Directors of Ohio Casualty, becomes the beneficial owner of 20% or more of Ohio Casualty's common shares, the Rights (other than Rights held by the acquiring shareholder) would become exercisable for that number of common shares having a market value of two times the exercise price of the Right. Furthermore, if Ohio Casualty is acquired in a merger or other business combination or 50% or more of its assets or earnings power are acquired after any person, without the prior approval of the Board, becomes the beneficial owner of 20% or more of the common shares of Ohio Casualty, each Right
(other than Rights held by the acquiring person) would become exercisable for that number of common shares (or securities of the surviving company in a business combination) having a market value of two times the exercise price of the Right. Ohio Casualty may redeem the Rights at one-half of one cent per Right prior to the occurrence of certain events described in the Amended and Restated Rights Agreement.

	One-half of one Right will be issued in respect of each common share issued before the earlier of December 15, 2009, or the redemption of the Rights. As of the date of this prospectus, the Rights are not exercisable, certificates representing the Rights have not been issued and the Rights automatically trade with the common shares. The Rights will expire on December 15, 2009, unless earlier redeemed.


			       LEGAL MATTERS

	Vorys, Sater, Seymour and Pease LLP, legal counsel to Ohio Casualty, will pass upon the validity of the common shares of Ohio Casualty offered by this prospectus. As of September 14, 1999, members of Vorys, Sater, Seymour and Pease LLP and attorneys employed by Vorys, Sater, Seymour and Pease LLP, together with members of their immediate families, beneficially owned 63,895 common shares of Ohio Casualty.


				  EXPERTS

	The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Ohio Casualty for the year ended December 31, 1998, and the audited financial statements included on pages 5-21 of Ohio Casualty's Current Report on Form 8-K/A dated March 26, 1999, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

	Ernst & Young LLP, independent auditors, have audited the special-purpose financial statements of the Commercial Lines Business of American Financial Corporation included in Ohio Casualty's Current Report on Form
8-K/A dated March 26, 1999, as set forth in their report, which is incorporated by reference in this prospectus. These special-purpose financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.


			 FORWARD-LOOKING STATEMENTS

	The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for "forward-looking statements" (as defined in the Act). This prospectus may include or incorporate by reference forward-looking statements which reflect Ohio Casualty's current view (as of the date such forward-looking statement is made) with respect to future events, projections or future financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from those made, implied or projected in such statements. These uncertainties and other factors are set forth in Ohio Casualty's Annual Report on Form 10-K for the year ended December 31, 1998 and are incorporated by reference herein. The words "believe," "expect," "anticipate," "project," and similar expressions identify "forward-looking statements," which speak only as of the date the statement was made. Ohio Casualty undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

			     TABLE OF CONTENTS

								    PAGE
								    ----

WHERE YOU CAN FIND MORE INFORMATION...............................    4

INCORPORATION OF DOCUMENTS BY REFERENCE...........................    4

OHIO CASUALTY.....................................................    5

SELLING SHAREHOLDER...............................................    5

PLAN OF DISTRIBUTION..............................................    6

USE OF PROCEEDS...................................................    7

DESCRIPTION OF CAPITAL STOCK AND COMMON SHARE PURCHASE RIGHTS.....    7

LEGAL MATTERS.....................................................    8

EXPERTS...........................................................    8

FORWARD-LOOKING STATEMENTS........................................    8





			OHIO CASUALTY CORPORATION

			 6,000,000 COMMON SHARES


			   --------------------

				PROSPECTUS

			   --------------------

				       , 1999
			     ----------

				   PART II

		   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

	Securities and Exchange Commission
	  registration fee.............................$27,834.75
	Legal fees and expenses........................  5,000.00
	Accounting fees and expenses...................  5,000.00
	Miscellaneous expenses.........................  5,000.00
	  Total........................................$42,834.75

	No portion of the foregoing expenses will be borne by the Selling
	Shareholder.

	All expenses other than the SEC registration fee are estimated.

Item 15. Indemnification of Directors and Officers.

	Division (E) of Section 1701.13 of the Ohio Revised Code and Article V of the Company's Code of Regulations relate to indemnification of the Company's directors and officers against liabilities arising in connection with the performance of their respective duties.

	Division (E) of Section 1701.13 of the Ohio Revised Code provides as follows:

		 (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful.
	The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

		 (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

		 (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

		 (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

		 (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

		 (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

		 (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

		 (b) If the quorum described in division (E)(4)(a) of this
	section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

		 (c) By the shareholders;

		 (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

		 Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division
	(E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

		 (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

		 (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

		 (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

		 (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

		 (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

		 (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

		 (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5),
	(6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

		 (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

	Article V of the Company's Code of Regulations provides as follows:

		 SECTION 1. MANDATORY INDEMNIFICATION. The corporation shall indemnify (A) any officer or director of the corporation and
	(B) any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee or officer of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation) by reason of the fact that he is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust, or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 1 shall be presumed in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

		 Section 2. COURT-APPROVED INDEMNIFICATION. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

		 (A) the corporation shall not indemnify (i) any officer or director of the corporation, or (ii) any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee or officer of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for gross negligence or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought shall determine upon application that despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

		 (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 2.

		 SECTION 3. INDEMNIFICATION FOR EXPENSES. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation or any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee or officer of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1, or in defense of any claim, issue, or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

		 SECTION 4. DETERMINATION REQUIRED. Any indemnification required under Section 1 and not precluded under Section 2 shall be made by the corporation only upon a determination that such indemnification is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 1. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years or (C) by the shareholders or (D) by the Court of Common Pleas of Butler County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under subparagraph (D) of this Section at any time (including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under subparagraph (A) or by independent legal counsel under subparagraph (B) or by the shareholders under subparagraph (C) of this Section); and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under subparagraph (A) or by independent legal counsel under subparagraph
	(B) or by shareholders under subparagraph (C) of this Section shall be evidence in rebuttal of the presumption recited in Section 1. Any determination made by the disinterested directors under subparagraph
	(A) of this Section or by independent legal counsel under subparagraph
	(B) of this Section to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

		 SECTION 5. ADVANCES FOR EXPENSES. Expenses (including, without limitation, attorneys fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 1 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer, Director or other person entitled to indemnity under Section 1 promptly as such expenses are incurred by him, but only if such officer, Director or other person shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

		 (A) unless it shall ultimately be determined as provided in Section 4 that he is not entitled to be indemnified by the corporation as provided under Section 1; or

		 (B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for gross negligence or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

		 SECTION 6. ARTICLE V NOT EXCLUSIVE. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders of the corporation or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

		 SECTION 7. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article V.

		 SECTION 8. CERTAIN DEFINITIONS. For purposes of this Article V, and as examples and not by way of limitation:

		 (A) A person claiming indemnification under this Article V shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him, and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of lack of merit of the claims made against him or otherwise results in a vindication of him); and

		 (B) References to an "other enterprise" shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" within the meaning of that term as used in this Article V.

		 SECTION 9. VENUE. Any action, suit or proceeding to determine a claim for indemnification under this Article V may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Butler County, Ohio.
	The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Butler County, Ohio in any such action, suit or proceeding.

	The Company has in force and effect a policy insuring the directors and officers of the Company against losses which they or any of them shall become legally obligated to pay for any reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers, such coverage being limited by the specific terms and provisions of the insurance policy.

Item 16. Exhibits.

    Exhibit
    -------

	4.1 Amended Articles of Incorporation, as amended (incorporated by reference to Exhibits 4(a), 4(b), 4(c), 4(d) and 4(e) of Ohio Casualty's (the "Company") Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 15,
	      1998).

	4.2 Code of Regulations, as amended (incorporated by reference to Exhibit 4(f) of the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 15, 1998).

	4.3 Warrant Agreement, dated December 1, 1998, between Ohio Casualty Corporation and Great American Insurance Company and Warrant, dated December 1, 1998 (incorporated by reference to Exhibit 2(g) of the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 15, 1998).

	4.4 Amended and Restated Rights Agreement, dated as of February 19, 1998, between Ohio Casualty Corporation and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 4f of the Company's Form 8-A/A, as filed with the Securities and Exchange Commission on March 5, 1998).

	4.5 Certificate of Adjustment to Rights (incorporated by reference to Exhibit 99 of the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on July 2, 1999).

	5.1   Opinion of Vorys, Sater, Seymour and Pease LLP.

       23.1   Consent of PricewaterhouseCoopers LLP.

       23.2   Consent of Vorys, Sater, Seymour and Pease LLP (included in
	      Exhibit 5.1).

       23.3   Consent of Ernst & Young LLP.

       24.1   Powers of Attorney for Ohio Casualty Corporation.

       99(a) Asset Purchase Agreement among The Ohio Casualty Insurance Company, Great American Insurance Company and the other Sellers named therein, dated as of September 14, 1998 (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the three-month period ended September 30, 1998).

       99(b) Amendment No. 1 to Asset Purchase Agreement among The Ohio Casualty Insurance Company, Great American Insurance Company and the other Sellers named therein (incorporated by reference to Exhibit 2(b) of the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 15, 1998).

Item 17. Undertakings.

       (a)     The undersigned Registrant hereby undertakes:

	       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

		       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

		       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

		       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

	       Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
       Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

	       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       (d)     The undersigned Registrant hereby undertakes that:

	       (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

	       (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

				    SIGNATURES

	 Pursuant to the requirements of the Securities Act of 1933, Ohio Casualty Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, State of Ohio, on November 3, 1999.

					  OHIO CASUALTY CORPORATION


					  By: /s/ Lauren N. Patch
					      -------------------------------
					      Lauren N. Patch, President and
					      Chief Executive Officer


	 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                     Title                           Date
---------                     -----                           ----


/s/ Lauren N. Patch          President and Chief             November 3, 1999
--------------------------   Executive Officer, Director
Lauren N. Patch


*/s/ Joseph L. Marcum        Chairman of the Board,          November 3, 1999
--------------------------   Director
Joseph L. Marcum


*/s/ William L. Woodall      Vice Chairman of the Board,     November 3, 1999
--------------------------   Director
William L. Woodall


*/s/ Barry S. Porter         Chief Financial Officer         November 3, 1999
--------------------------   and Treasurer
Barry S. Porter


*/s/Howard L. Sloneker III   Senior Vice President,          November 3, 1999
--------------------------   Secretary, Director
Howard L. Sloneker III


*/s/ Jack E. Brown           Director                        November 3, 1999
--------------------------
Jack E. Brown


*/s/ Catherine E. Dolan      Director                        November 3, 1999
--------------------------
Catherine E. Dolan


*/s/ Wayne R. Embry          Director                        November 3, 1999
--------------------------
Wayne R. Embry


*/s/ Vaden Fitton            Director                        November 3, 1999
--------------------------
Vaden Fitton


*/s/ Stephen S. Marcum       Director                        November 3, 1999
--------------------------
Stephen S. Marcum

*/s/ Stanley N. Pontius      Director                        November 3, 1999
--------------------------
Stanley N. Pontius






*By /s/ Lauren N. Patch
--------------------------
Lauren N. Patch
(Attorney-in-Fact)

			      EXHIBIT INDEX


Exhibit
-------
    4.1 Amended Articles of Incorporation, as amended (incorporated by reference to Exhibits 4(a), 4(b), 4(c), 4(d) and 4(e) of the Current Report on Form 8-K of Ohio Casualty (the "Company"), as filed with the Securities and Exchange Commission on December 15,
	   1998).

    4.2 Code of Regulations, as amended (incorporated by reference to Exhibit 4(f) of the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 15, 1998).

    4.3 Warrant Agreement, dated December 1, 1998, between Ohio Casualty Corporation and Great American Insurance Company and related Warrant dated December 1, 1998 (incorporated by reference to Exhibit 2(g) of the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 15, 1998).

    4.4 Amended and Restated Rights Agreement, dated as of February 19, 1998, between Ohio Casualty Corporation and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 4f of the Company's Report on Form 8-A/A, as filed with the Securities and Exchange Commission on March 5, 1998).

    4.5 Certificate of Adjustment to Rights (incorporated by reference to Exhibit 99 of the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on July 2, 1999).

    5.1    Opinion of Vorys, Sater, Seymour and Pease LLP.

   23.1    Consent of PricewaterhouseCoopers LLP.

   23.2    Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit
	   5.1).

   23.3    Consent of Ernst & Young LLP.

   24.1    Powers of Attorney for the Company.

   99(a) Asset Purchase Agreement among The Ohio Casualty Insurance Company, Great American Insurance Company and the other Sellers named therein, dated as of September 14, 1998 (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the three-month period ended September 30, 1998).

   99(b) Amendment No. 1 to Asset Purchase Agreement among The Ohio Casualty Insurance Company, Great American Insurance Company and the other Sellers named therein (incorporated by reference to Exhibit 2(b) of the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 15, 1998).


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